UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2021

CARVER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY		10027-4512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CARV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 16, 2021, Carver Bancorp, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with J.P. Morgan Chase Community Development Corporation (“J.P. Morgan”), pursuant to which the Company sold: (i) 112,612 shares of the Company’s common stock, par value $0.01 per share, at a purchase price of $8.88 per share (the “Common Stock”), and (ii) 5,000 shares of a new series of preferred stock, Series F non-cumulative non-voting non-convertible participating preferred stock, par value $0.01 per share, at a purchase price of $1,000 per share (the “Series F Preferred Stock” and together with the Common Stock, the “Shares”), in a private placement (the “Private Placement”) for gross proceeds of approximately $6.0 million.

The Company intends to use the net proceeds of the Private Placement for general corporate purposes. The Stock Purchase Agreement contains representations, warranties, and covenants of the Company and J.P. Morgan that are customary in private placement transactions.

The issuance of the Shares pursuant to the Stock Purchase Agreement is exempt from registration pursuant to the exemption provided under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The offering was made only to accredited investors as that term is defined in Rule 501(a) of Regulation D under the Act.

J.P. Morgan is entitled to purchase up to the number of voting Capital Stock or other equity interests in the Company such that it would maintain its percentage voting interest in the Company as of immediately prior to the proposed issuance.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Series F Preferred Stock

On February 16, 2021, the Company filed a Certificate of Designations to its Certificate of Incorporation with the Secretary of State of the State of Delaware to issue 5,000 shares of Series F Preferred Stock (the “Certificate of Designations”) to J.P. Morgan. The preferences, limitations, powers and relative rights of the Series F Preferred Stock are set forth in the Certificate of Designations and are described below.

The shares of Series F Preferred Stock are not convertible. The Series F Preferred Stock is perpetual and has no maturity date. The Company may, at its option, redeem the shares of Series F Preferred Stock, in whole or in part, from time to time, on any date on or after February 16, 2026.

Holders of the Series F Preferred Stock will be entitled to receive, if declared by the Company’s board of directors, noncumulative cash dividends on each date that dividends or other distributions are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below) in an amount per whole share of the Series F Preferred Stock equal to the aggregate amount of dividends or other distributions that would be payable on such date to a holder of the Reference Package. “Reference Package” means the number of shares of Common Stock equal to the quotient of (A) Stated Amount, which means, in respect of Series F Preferred Stock, $1,000 per share, divided by (B) the Reference Price, which is $8.88.

The holders of the Series F Preferred Stock will not have voting rights except (a) for any vote required by law or by the Company’s Certificate of Incorporation, or (b) for effecting or validating: (i) any amendment, alteration or repeal of any provision of the Certificate of Incorporation or Bylaws of the Company that would significantly and adversely affect the voting powers, preferences, privileges or special rights of the Series F Preferred Stock; (ii) any amendment or alteration of the Certificate of Incorporation or Bylaws of the Company to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Company ranking senior to Series F Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or (iii) a merger or consolidation of the Company with another entity (whether or not a corporation), unless in each case (A) the shares of Series F Preferred Stock remain outstanding and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, and limitations and restrictions thereof as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series F Preferred Stock immediately prior to such consummation.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designations attached as Exhibit 3.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

There were no underwriting discounts or commissions. Additionally, the information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Non-Cumulative Non-Voting Participating Preferred Stock, Series F, par value $0.01 per share

10.1	Stock Purchase Agreement, by and between Carver Bancorp, Inc. and J.P. Morgan Chase Community Development Corporation, dated February 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.

DATE: February 22, 2021	By:	/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer